UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2023

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01. Other Events.
By letter dated November 6, 2023, The Nasdaq Stock Market LLC (“Nasdaq”) notified Mitek Systems, Inc. (the “Company”) that it had regained compliance with Nasdaq Listing Rule 5250(c) (the “Listing Rule”).
As previously disclosed, the Company received a delisting determination (the “Notice”) from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that the Staff had initiated a process to delist the Company’s securities from Nasdaq as a result of the Company not being in compliance with the Listing Rule, which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). At the time, the Company had not filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (the “Form 10-K”), the Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 (the “Q1 Form 10-Q”) and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q2 Form 10-Q”). The Company subsequently did not timely file the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Q3 Form 10-Q”).
Also as previously disclosed, on August 16, 2023, the Company received a decision from the Nasdaq Hearings Panel (the “Panel”) granting the Company’s request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with the Listing Rule on or before October 13, 2023, and certain other conditions.
The Company filed the Form 10-K on July 31, 2023, the Q1 Form 10-Q on September 6, 2023, and the Q2 Form 10-Q on September 29, 2023.
On October 9, 2023, the Company notified the Panel that the Company determined it was necessary to seek an extension to file the Q3 Form 10-Q. On October 12, 2023, the Company was notified that the Panel had granted the Company’s request for the extension, providing the Company until November 3, 2023 to file the Q3 Form 10-Q. The Company filed the Q3 Form 10-Q on October 26, 2023.
In addition to being notified that it had regained compliance with the Listing Rule, the November 6, 2023 letter also notified the Company that the Panel had determined to monitor the Company’s compliance with the Listing Rule through November 6, 2024, in accordance with Nasdaq Listing Rule 5815(d)(4)(B) (the “Panel Monitor”). During the Panel Monitor, in the event the Company becomes non-compliant with the Listing Rule, and notwithstanding Nasdaq Listing Rule 5810(c)(2), the Company will not be permitted to provide a compliance plan for the Staff’s review and the Staff will not be permitted to grant additional time to the Company to regain compliance with the Listing Rule. Instead, the Staff will be obligated to issue a delist determination, at which time the Company may request a new hearing before the Panel to request an extension to regain compliance.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

November 7, 2023	By:	/s/ Fuad Ahmad
Fuad Ahmad
Interim Chief Financial Officer